SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: December 15, 2004

(Date of earliest event reported)

ORION ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	0-20837	13-3863260
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Second Street, Suite 211, San Francisco, CA 94107

(Address of principal executive offices) (Zip Code)

(415) 543-3470

(Registrants’ telephone number, including area code)

401 Wilshire Boulevard, Suite 1020, Santa Monica, CA 90401

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2004, Orion Acquisition Corp. II (“Orion”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Orion, Medivation Acquisition Corp., a wholly owned subsidiary of Orion (“Merger Sub”), and Medivation, Inc. (“Medivation”), providing for the merger of Merger Sub with and into Medivation. Pursuant to the Merger Agreement, the issued and outstanding capital stock of Medivation is to be converted into shares of Series B Convertible Preferred Stock of Orion. The Merger Agreement is attached as Exhibit 2.1 and is incorporated by reference into this Report.

On December 17, 2004, Orion entered into Purchase Agreements (the “Purchase Agreements”) with several accredited investors providing for the purchase and sale of shares of its Common Stock at a price of $1.55 per share. In connection with the Purchase Agreements, Orion entered into Registration Rights Agreements (the “Registration Rights Agreements”) providing for the registration for resale of the shares sold pursuant to the Purchase Agreements, as well as certain other shares of common stock of Orion. Reference is made to the disclosure under Item 3.02, below. Forms of the Purchase Agreements are attached as Exhibits 10.1 and 10.2 and are incorporated by reference into this Report. Forms of the Registration Rights Agreements are attached as Exhibits 10.3, 10.4 and 10.5 and are incorporated by reference into this Report.

The foregoing descriptions of the Merger Agreement, Purchase Agreements and Registration Rights Agreements do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and forms of Purchase Agreement and Registration Rights Agreement, which are filed as exhibits to this report.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 17, 2004, pursuant to the Agreement and Plan of Merger dated December 17, 2004 (the “Merger Agreement”), by and among Orion Acquisition Corp. II (“Orion”), Medivation Acquisition Corp., a wholly owned subsidiary of Orion (“Merger Sub”), and Medivation, Inc. (“Medivation”), Merger Sub merged with and into Medivation, with Medivation surviving as a wholly-owned subsidiary of Orion (the “Merger”). As a result of the Merger, each outstanding share of Medivation common stock represents the right to receive .122935 shares of Orion Series B Convertible Preferred Stock.

Item 3.02. Unregistered Sales of Equity Securities.

On December 17, 2004, Orion Acquisition Corp. II (“Orion”) issued and sold 7,741,935 shares of its Common Stock (the “Shares”) at a price of $1.55 per Share (the “Offering”). 6,943,722 Shares were sold for cash, generating gross proceeds to Orion of $10,762,769. The remaining 798,213 Shares were sold upon cancellation of outstanding promissory notes of Medivation, Inc., in the aggregate principal balance, plus accrued interest, of $1,237,230, which were assumed by Orion in connection with the merger of Medivation with a wholly-owned subsidiary of Orion (the “Merger”). See disclosure related to the Merger pursuant to Item 2.01, above. The Shares were privately offered and sold to accredited investors pursuant to Rule 506 of Regulation D and the sale of the Shares was exempt from the registration requirements of the Securities Act of 1933.

MDB Capital Group LLC (“MDB”) served as placement agent for Orion in the Offering. As compensation for its services, MDB received 572,878 shares of Common Stock and warrants to purchase 572,878 shares of Common Stock at an exercise price of $1.55 per share. This compensation was negotiated on an arm’s length basis between MDB and Medivation. Until December 17, 2004, principals of MDB constituted all the officers and directors of Orion. Two of the three members of Orion’s Board of Directors are principals of MDB. Before giving effect to the Merger and the Offering, as of December 17, 2004, MDB and its principals collectively owned approximately 24% of the issued and outstanding Common Stock of Orion.

Brock Capital Group LLC (“Brock”) served as placement agent for Medivation with respect to certain investors who participated in the Offering. As compensation for its placement agent services, Brock received 52,821 shares of Common Stock of Orion.

In connection with the Merger and the Offering, Orion, the former stockholders of Medivation, the investors in the Offering and MDB Capital Group LLC have entered into registration rights agreements,

pursuant to which Orion has agreed to register with the Securities and Exchange Commission for re-offer and re-sale (a) the 6,638,490 shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock received by the former stockholders of Medivation in the Merger, (b) the 7,741,935 shares of Common Stock sold in the Offering, and (c) the 572,878 shares of Common Stock issued to MDB Capital Group LLC, and the 572,878 shares of Common Stock issuable upon exercise of the warrant issued to MDB Capital Group LLC, for placement agent services rendered in connection with the Offering.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Merger Agreement: (a) David T. Hung, M.D., the President and Chief Executive Officer of Medivation, has been elected to Orion’s Board of Directors and appointed President and Chief Executive Officer of Orion; (b) C. Patrick Machado, the Senior Vice President and Chief Financial Officer of Medivation, has been appointed Senior Vice President and Chief Financial Officer of Orion; (c) Christopher A. Marlett has resigned from his position as President and Chief Executive Officer of Orion, but remains a member of Orion’s Board of Directors; (d) Anthony DiGiandomenico has resigned from his position as Chief Financial Officer of Orion, but remains a member of Orion’s Board of Directors; and (e) Dyana Marlett has resigned from the Board of Directors of Orion. Each of these elections, appointments and resignations was effective December 17, 2004.

Dr. Hung has served as the President and Chief Executive Officer of Medivation since its inception in 2003. From 1998 until 2001, Dr. Hung was employed by ProDuct Health, Inc. (“PDH”), a privately-held medical device company, as Chief Scientific Officer (1998-1999) and as President and Chief Executive Officer (1999-2001). In 2001, PDH was acquired by Cytyc Corporation (“Cytyc”). Dr. Hung served as a consultant to Cytyc from 2001 until 2002 to assist with transitional matters related to Cytyc’s acquisition of PDH. Dr. Hung received an M.D. from the University of California, San Francisco School of Medicine, and an undergraduate degree from Harvard College.

Mr. Machado has served as the Senior Vice President and Chief Financial Officer of Medivation since its inception in 2003. From 1998 until 2001, Mr. Machado was employed by PDH as Vice President, Chief Financial Officer and General Counsel (1998-2000) and as Senior Vice President and Chief Financial Officer (2000-2001). From 2001 until 2002, Mr. Machado served as a consultant to Cytyc to assist with transitional matters related to Cytyc’s acquisition of PDH. Mr. Machado received a J.D. from Harvard Law School and two undergraduate degrees from Santa Clara University.

On November 16, 2004, Dr. Hung entered into an agreement with Medivation pursuant to which he guaranteed the payment by Medivation of professional fees incurred in connection with the Merger and the Offering, up to a cap of $78,000. In return for this guarantee, Medivation issued warrants to Dr. Hung which were assumed by Orion in the Merger and which entitle him to purchase 10,065 shares of Orion’s Common Stock at an exercise price of $1.55 per share. This warrant expires on November 16, 2014. To date, no amounts have been drawn on this guarantee.

Dr. Hung owns 86,055 shares of Orion’s Series B Convertible Preferred Stock, which are convertible into 1,721,090 shares of Orion Common Stock. Mr. Machado owns 24,587 shares of Orion’s Series B Convertible Preferred Stock, which are convertible into 491,740 shares of Orion’s Common Stock. In addition, Mr. Machado owns a warrant to purchase 2,839 shares of Orion’s Common Stock at an exercise price of $1.55 per share.

Item 5.03. Amendments to Certificate of Incorporation.

On December 15, 2004, Orion Acquisition Corp. II (“Orion”) amended and restated the Certificate of Designations of its Series B Convertible Preferred Stock. The amendment (a) changed from 10-1 to 20-1 the ratio at which the Series B Convertible Preferred Stock is convertible into Common Stock and (b) provides that, until the Series B Convertible Preferred Stock is converted into Common Stock, (i) all actions submitted for approval by stockholders of Orion will require approval of holders of a majority of the Series B Convertible Preferred Stock, voting as a separate series, and (ii) all actions taken by the Board of Directors of Orion require the approval of the director nominated by the holders of the Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock will convert automatically into Common Stock upon receipt of stockholder approval to increase the authorized number of shares of Common Stock of Orion to at least 25,000,000. The Amended and Restated Certificate of Designations of Orion’s Series B Convertible Preferred Stock is attached hereto as Exhibit 5.1 and is incorporated into this Report.

Item 7.01. Regulation FD Disclosure.

On December 20, 2004, Orion Acquisition Corp. II issued a press release announcing the completion of the merger of Medivation, Inc. with a wholly-owned subsidiary of Orion and the completion of a sale of 7,741,935 shares of its Common Stock at a purchase price of $1.55 per share. A copy of this release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. Consolidated financial statements of Orion and Medivation are not included in this Report. Orion will file such financial statements with the Securities and Exchange Commission on or before March 4, 2005.

(b) Pro forma financial information. Pro forma financial statements of Orion and Medivation are not included in this Report. Orion will file such financial statements with the Securities and Exchange Commission on or before March 4, 2005.

(c) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 17, 2004, by and between Orion Acquisition Corp. II, Medivation Acquisition Corp. and Medivation, Inc.

5.1	Amended and Restated Certificate of Designations of the Series B Convertible Preferred Stock.

10.1	Form of Purchase Agreement.

10.2	Form of Purchase Agreement.

10.3	Form of Registration Rights Agreement.

10.4	Form of Registration Rights Agreement.

10.5	Form of Registration Rights Agreement.

99.1	Press Release dated December 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Acquisition Corp. II

Date: December 20, 2004	By:	/s/ C. Patrick Machado
C. Patrick Machado Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 17, 2004, by and between Orion Acquisition Corp. II, Medivation Acquisition Corp. and Medivation, Inc.

5.1	Amended and Restated Certificate of Designations of the Series B Convertible Preferred Stock.

10.1	Form of Purchase Agreement.

10.2	Form of Purchase Agreement.

10.3	Form of Registration Rights Agreement.

10.4	Form of Registration Rights Agreement.

10.5	Form of Registration Rights Agreement.

99.1	Press Release dated December 20, 2004.